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As filed with the Securities and Exchange Commission on August 3, 2017.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLD SECOND BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3143493 (I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(630) 892-0202
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

James L. Eccher
President and Chief Executive Officer
Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois 60507
(630) 892-0202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Brennan Ryan
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street NW, Suite 1700
Atlanta, Georgia 30363
Telephone: (404) 322-6218
Facsimile: (404) 322-6050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Common Stock, $1.00 par value per share(2)(3)

Preferred Stock, $1.00 par value per share(3)

Debt Securities(4)

Warrants(5)

Depositary Shares(6)

Subscription Rights(7)

Stock Purchase Contracts

Stock Purchase Units

Units

TOTAL			$150,000,000	$13,908(8)

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933.

(2)
Each share of common stock includes one preferred stock purchase right.

(3)
Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(4)
The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.

(5)
Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.

(6)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)
Rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.

(8)
$3,477 of the filings fee was previously paid in connection with the filing of the registrant's previous Registration Statement on Form S-3 (SEC File No. 333-214459), filed on November 4, 2016, and relates to securities that remain unsold thereunder. The registrant is applying the unused fees previously paid to offset the registration fee in respect of the securities registered hereunder pursuant to Rule 457(p) under the Securities Act of 1933. Accordingly, of the total filing fee of $17,385 concurrently due hereunder, the net amount of $13,908 is being paid herewith.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 3, 2017

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units

        We may offer and sell, at any time and from time to time, in one or more offerings, and in any combination, the securities described in this prospectus having a total initial offering price not exceeding $150,000,000. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as any documents we have incorporated into this prospectus or any prospectus supplement by reference, before you invest in any of these securities. This prospectus may not be used to consummate the sales of securities unless accompanied by a prospectus supplement. References herein to "prospectus supplement" are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "OSBC." On August 2, 2017, the last reported sale price of our common stock was $11.90. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed. Our principal executive office is located at 37 South River Street, Aurora, Illinois 60507 and our telephone number is (630) 892-0202.

        These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        Investing in our securities involves risks. You should refer to the section entitled "Risk Factors" on page 4 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2017.

Prospectus

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any documents that we incorporate by reference in this prospectus or any prospectus supplement, together with the additional information referred to under the heading "Where You Can Find More Information," before you invest.

        You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document.

        Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website at www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

        In this prospectus, the terms "Company," "we," "us," and "our" refer to Old Second Bancorp, Inc. References in this prospectus to the "Bank" mean Old Second National Bank.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplement, and the documents we incorporate by reference in this prospectus and any related prospectus supplement contain forward-looking statements within the meaning of the federal securities laws, including with respect to management's current beliefs and expectations regarding future plans, strategies and financial performance, regulatory developments, industry and economic trends, and other matters. Forward-looking statements are identifiable by the inclusion of such qualifications as "expects," "intends," "believes," "may," "will," "would," "could," "should," "plan," "anticipate," "estimate," "possible," "likely" or other indications that the particular statements are not historical facts. Actual events and results may differ significantly from those described in such forward-looking statements, due to numerous factors, including:

  •
  negative economic conditions that adversely affect the economy, real estate values, the job market and other factors nationally and in our market area, in each case that may affect our liquidity and the performance of our loan portfolio;

  •
  defaults and losses on our loan portfolio;

  •
  the financial success and viability of the borrowers of our commercial loans;

  •
  market conditions in the commercial and residential real estate markets in our market area;

  •
  changes in U.S. monetary policy, the level and volatility of interest rates, the capital markets and other market conditions that may affect, among other things, our liquidity and the value of our assets and liabilities;

  •
  costs or difficulties related to the integration of the business of acquired entities and the risk that the anticipated benefits, cost savings and any other savings from such transactions may not be fully realized or may take longer than expected to realize;

  •
  competitive pressures in the financial services business;

  •
  any negative perception of our reputation or financial strength;

  •
  ability to raise additional capital on acceptable terms when needed;

  •
  ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

  •
  adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

  •
  adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

  •
  the impact of any claims or legal actions, including any effect on our reputation;

  •
  losses incurred in connection with repurchases and indemnification payments related to mortgages;

  •
  the soundness of other financial institutions;

  •
  changes in accounting standards, rules and interpretations and the impact on our financial statements;

  •
  our ability to receive dividends from our subsidiaries;

  •
  a decrease in our regulatory capital ratios;

  •
  legislative or regulatory changes, particularly changes in regulation of financial services companies;

  •
  increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Wall Street Reform and Consumer Protection Act;

  •
  the impact of heightened capital requirements; and

  •
  each of the factors and risks identified in the "Risk Factors" section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the "Risk Factors" sections of this prospectus and the applicable prospectus supplement.

        Additionally, all statements in this prospectus and the documents we incorporate by reference in this prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

OLD SECOND BANCORP, INC.

        The Company was organized under the laws of Delaware on September 8, 1981. It is a registered bank holding company under the Bank Holding Company Act of 1956. The Company conducts a full service community banking and trust business through its wholly owned subsidiaries, including Old Second National Bank, which we refer to as the "Bank".

        The Company provides financial services through its 26 banking locations that are located primarily in Aurora, Illinois, and its surrounding communities and throughout the Chicago metropolitan area. These locations include retail offices located in Kane, Kendall, DeKalb, DuPage, LaSalle, Will and Cook counties in Illinois.

        The Bank's full service banking businesses include the customary consumer and commercial products and services that banking institutions provide including demand, NOW, money market, savings, time deposit, and individual retirement deposit accounts; commercial, industrial, consumer and real estate lending, including installment loans, agricultural loans, lines of credit and overdraft checking; safe deposit operations; trust services; wealth management services; and an extensive variety of additional services tailored to the needs of individual customers, such as the acquisition of U.S. Treasury notes and bonds, money orders, cashiers' checks and foreign currency, direct deposit, discount brokerage, debit cards, credit cards, and other special services. The Bank also offers a full complement of electronic banking services such as online and mobile banking and corporate cash management products including remote deposit capture, mobile deposit capture, investment sweep accounts, zero balance accounts, automated tax payments, ATM access, telephone banking, lockbox accounts, automated clearing house transactions, account reconciliation, controlled disbursement, detail and general information reporting, wire transfers, vault services for currency and coin, and checking accounts. Commercial and consumer loans are made to corporations, partnerships and individuals, primarily on a secured basis. Commercial lending focuses on business, capital, construction, inventory and real estate lending. Installment lending includes direct and indirect loans to consumers and commercial customers. Additionally, the Bank provides a wide range of wealth management, investment, agency, and custodial services for individual, corporate, and not-for-profit clients. These services include the administration of estates and personal trusts, as well as the management of investment accounts for individuals, employee benefit plans, and charitable foundations. The Bank also originates residential mortgages, offering a wide range of mortgage products including conventional, government, and jumbo loans. Secondary marketing of those mortgages is also handled at the Bank.

        Our principal executive office is located at 37 South River Street, Aurora, Illinois 60507 and our telephone number is (630) 892-0202.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus.

RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risks described below as well as those set forth under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and each subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q as well as any risk factors set forth in our other filings with the SEC, in each case, that are incorporated by reference in this prospectus or any prospectus supplement. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information." Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

Shares of our common stock are subject to dilution, which could cause our common stock price to decline.

        We are generally not restricted from issuing additional shares of our common stock up to the number of shares authorized in our Certificate of Incorporation. We may issue additional shares of our common stock (or securities convertible into common stock) in the future for a number of reasons, including to finance our operations and business strategy (including mergers and acquisitions), to adjust our ratio of debt to equity, to address regulatory capital concerns, or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity securities in transactions that generate cash proceeds, transactions that free up regulatory capital but do not immediately generate or preserve substantial amounts of cash, and transactions that generate regulatory or balance sheet capital only and do not generate or preserve cash. If we choose to raise capital by selling shares of our common stock or securities convertible into common stock for any reason, the issuance would have a dilutive effect on the holders of our common stock and could have a material negative effect on the market price of our common stock.

We face a risk of noncompliance with the Bank Secrecy Act and other anti-money laundering statutes and regulations and corresponding enforcement proceedings.

        The federal Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the "PATRIOT Act," and other laws and regulations require financial institutions, among other duties, to institute and maintain effective anti-money laundering programs and to file suspicious activity and currency transaction reports as appropriate. The federal Financial Crimes Enforcement Network, established by the U.S. Treasury Department to administer the Bank Secrecy Act, is authorized to impose significant civil money penalties for violations of those requirements and has recently engaged in coordinated enforcement efforts with the individual federal banking regulators, as well as the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. There is also increased scrutiny of compliance with the rules enforced by the Office of Foreign Assets Control. Federal and state bank regulators also have begun to focus on compliance with Bank Secrecy Act and anti-money laundering regulations. If our policies, procedures and systems are deemed deficient or the policies, procedures and systems of the financial institutions that we have already acquired or may acquire in the future are deficient, we would be subject to liability, including fines and regulatory actions such as restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including our acquisition plans, which would negatively impact our business, financial condition and results of operations. Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us.

Our strategic growth plans contemplate additional organic growth and potential growth through additional acquisitions, which exposes us to additional risks.

        Our strategic growth plans contemplate additional organic growth and potential growth through additional acquisitions. To the extent that we are unable to increase loans through organic loan growth, or to identify and consummate attractive acquisitions, we may be unable to successfully implement our growth strategy, which could materially and adversely affect our financial condition and earnings.

        We routinely evaluate opportunities to acquire additional financial institutions or branches or to open new branches. As a result, we regularly engage in discussions or negotiations that, if they were to result in a transaction, could have a material effect on our operating results and financial condition, including short- and long-term liquidity. Our acquisition activities could require us to use a substantial amount of common stock, cash, other liquid assets, and/or incur debt. Moreover, these types of expansions involve various risks, including:

        Management of Growth.    We may be unable to successfully:

  •
  maintain loan quality in the context of significant loan growth;

  •
  identify and expand into suitable markets;

  •
  obtain regulatory and other approvals necessary to consummate acquisitions or other expansion activities;

  •
  retain customers of businesses that we acquire;

  •
  attract sufficient deposits and capital to fund anticipated loan growth;

  •
  maintain adequate common equity and regulatory capital;

  •
  avoid diversion or disruption of our management and existing operations as well as those of the acquired institution;

  •
  maintain adequate management personnel and systems to oversee such growth;

  •
  maintain adequate internal audit, loan review and compliance functions; and

  •
  implement additional policies, procedures and operating systems required to support such growth.

        Operating Results.    There is no assurance that existing branches or future branches will maintain or achieve deposit levels, loan balances or other operating results necessary to avoid losses or produce profits. Our growth may entail growth in overhead expenses as we add new branches and staff. There are considerable costs involved in opening branches, and new branches generally do not generate sufficient revenues to offset their costs until they have been in operation for at least a year or more. Accordingly, any new branches we establish can be expected to negatively impact our earnings for some period of time until they reach certain economies of scale. Our historical results may not be indicative of future results or results that may be achieved, particularly if we continue to expand.

        Failure to successfully address these and other issues related to our expansion could have a material adverse effect on our financial condition and results of operations, and could adversely affect our ability to successfully implement our business strategy.

Our deposit insurance premiums could be substantially higher in the future, which could have a material adverse effect on our future earnings.

        The FDIC insures deposits at FDIC-insured depository institutions, such as the Bank, up to $250,000 per account. The amount of a particular institution's deposit insurance assessment is based on that institution's risk classification under an FDIC risk-based assessment system. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to its regulators. As a result of recent FDIC assessment charges, banks are now assessed deposit insurance premiums based on the bank's average consolidated total assets less the sum of its average tangible equity, and the FDIC has modified certain risk-based adjustments, which increase or decrease a bank's overall assessment rate. This has resulted in increases to the deposit insurance assessment rates and thus raised deposit premiums for many insured depository institutions. If these increases are insufficient for the Deposit Insurance Fund to meet its funding requirements, further special assessments or increases in deposit insurance premiums may be required. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay higher FDIC premiums than the recent levels. Any future additional assessments, increases or required prepayments in FDIC insurance premiums could reduce our profitability, may limit our ability to pursue certain business opportunities or otherwise negatively impact our operations.

We are subject to federal and state fair lending laws, and failure to comply with these laws could lead to material penalties.

        Federal and state fair lending laws and regulations, such as the Equal Credit Opportunity Act and the Fair Housing Act, impose nondiscriminatory lending requirements on financial institutions. The Department of Justice, the Consumer Financial Protection Bureau and other federal and state agencies are responsible for enforcing these laws and regulations. Private parties may also have the ability to challenge an institution's performance under fair lending laws in private class action litigation. A successful challenge to our performance under the fair lending laws and regulations could adversely impact our rating under the Community Reinvestment Act and result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on merger and acquisition activity and restrictions on expansion activity, which could negatively impact our reputation, business, financial condition and results of operations.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2016, as well as for the three months ended March 31, 2017. Preferred stock dividends during the years ended December 31, 2012, 2013, 2014, and 2015 consisted solely of the amounts due on our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, which we refer to as Series B Preferred Stock. We did not pay any preferred stock dividends in 2016 or for the three months ended March 31, 2017 because no shares of our preferred stock were outstanding during these periods. Consequently, the ratio of earnings to fixed charges and preferred stock dividends for these periods were the same as the ratio of earnings to fixed charges.

        For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

  •
  earnings represent income from continuing operations before income taxes, plus fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, and discount amortization on long-term debt; and

  •
  fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt and discount amortization on long-term debt.

		For the years ended December 31,
	For the three months ended March 31, 2017
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	4.58x	5.45x	5.74x	3.77x	2.92x	0.99x	(1)
Including interest on deposits	3.18x	3.47x	3.68x	2.45x	1.86x	1.00x	(1)
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	4.58x	5.45x	3.57x	1.93x	2.57x	0.46x	(2)
Including interest on deposits	3.18x	3.47x	2.74x	1.63x	1.75x	0.70x	(2)

(1)
Ratios for the period indicated were one or less than one, as earnings were inadequate to cover fixed charges. The amount of deficiency in earnings to cover fixed charges was $72,000 for the year ended December 31, 2012, both including and excluding interest on deposits.

(2)
Ratios for the period indicated were less than one, as earnings were inadequate to cover fixed charges and preferred stock dividends. The amount of deficiency in earnings to cover fixed charges and preferred stock dividends was $6.7 million for the year ended December 31, 2012, both including and excluding interest on deposits.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), our Bylaws, as amended (our "Bylaws"), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary only and is subject to, and is qualified in its entirety by reference to, applicable provisions of the Delaware General Corporation Law, as amended, our Certificate of Incorporation, our Bylaws, and the description of our common stock contained in the Registration Statement on Form S-1 filed with the SEC on January 17, 2014, as amended on February 27, 2014, March 26, 2014 and April 1, 2014, and the description of preferred share purchase rights included in our most recent amendment to our Registration Statement on Form 8-A filed with the SEC on September 4, 2015, which are incorporated by reference into this prospectus. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Certificate of Incorporation and Bylaws, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

        We have the authority to issue 60,000,000 shares of common stock, $1.00 par value per share, and 300,000 shares of preferred stock, $1.00 par value per share. As of June 30, 2017, we had 29,627,086 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

        General.    As of the date of this prospectus, our Certificate of Incorporation provides that we may issue up to 60,000,000 shares of common stock, $1.00 par value per share. As of June 30, 2017, we had 29,627,086 shares of common stock issued and outstanding and there were 574,000 shares of our common stock underlying options issued pursuant to our equity incentive plans, 443,209 shares of our common stock reserved for future issuance under our equity incentive plans, and 475,000 shares of our common stock reserved for all non-vested restricted stock awards. Additionally, we have reserved 815,339 shares of our common stock for issuance upon exercise of the warrant that was originally issued to the U.S. Department of the Treasury through the Capital Purchase Program. All outstanding shares of our common stock are fully paid and nonassessable.

        Each outstanding share of common stock includes one preferred stock purchase right issued under our Tax Benefits Plan, as described below. See "—Series A Junior Participating Preferred Stock" and "—Antitakeover Provisions—Tax Benefits Plan."

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "OSBC."

        Dividend Rights.    Subject to any rights to receive dividends to which the holders of any outstanding preferred stock may be entitled, holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant.

        Voting Rights.    Each outstanding share of our common stock shall entitle the holder thereof to one vote, and, except as otherwise stated or expressed in a resolution or resolutions adopted by our board of directors providing for the issue of any preferred stock or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of common stock. The holders of our common stock have no cumulative voting rights. When a quorum is present at any meeting, the vote of a majority of the shares present in person or represented by proxy will decide the election of directors, unless the number of director nominees exceeds the number of directors to be elected at such meeting, in which case, the directors will be elected by a plurality vote. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the matter requires a different vote under applicable Delaware law, our Certificate of Incorporation or our Bylaws. Our Certificate of Incorporation provides certain provisions that may limit stockholders' ability to effect a change in control as described under the section below entitled "—Antitakeover Provisions—Certificate of Incorporation; Bylaws."

        Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any outstanding preferred stock shall be entitled, the holders of our common stock shall be entitled to share ratably in the remaining assets of the Company. The merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or a sale of all or substantially all of the assets of the Company, or, any purchase or redemption of shares of stock of the Company of any class, shall not be deemed to be a liquidation, dissolution or winding up of the Company.

        Preemptive Rights.    The holders of our common stock have no preemptive rights.

        Miscellaneous.    Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

        General.    We may issue up to 300,000 shares of preferred stock, $1.00 par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

        We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. The following description and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the certificate of amendment to our Certificate of Incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

        The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series of preferred stock. Those terms may include:

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  the number of shares being offered;

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  the title, designation and liquidation preference per share;

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  the purchase price;

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  any voting rights;

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  the dividend rate or method for determining that rate;

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  the dates on which dividends will be paid;

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  whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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  any applicable redemption or sinking fund provisions;

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  any applicable conversion provisions;

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  whether we have elected to offer depositary shares with respect to that series of preferred stock;

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  the exchange or market, if any, where the preferred stock will be listed or traded; and

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  any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

        The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

        The authorization of the preferred stock could have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. See "—Antitakeover Provisions—Certificate of Incorporation; Bylaws."

        Dividend Rights.    If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

        Voting Rights.    The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

        Liquidation Rights.    In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

        Redemption.    The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

        Conversion Rights.    The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Series A Junior Participating Preferred Stock

        We have 10,000 shares of preferred stock designated as Series A Junior Participating Preferred Stock, $1.00 par value per share, which we refer to as the Series A Preferred Stock, none of which were issued and outstanding as of June 30, 2017. We declared a dividend of one right for each share of our common stock in conjunction with the adoption of a stockholders' rights and tax benefits plan which is discussed under the heading "—Antitakeover Provisions—Tax Benefits Plan," which represented the right to purchase one one-thousandth of a share of Series A Preferred Stock. Pursuant to the terms of the stockholders' rights and tax benefits plan, one right will be issued with each share of common stock issued by the Company, which right will be governed by the stockholders' rights and tax benefits plan.

Anti-Takeover Provisions

        General.    Certain provisions of our Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and our Tax Benefits Plan (as defined below) may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

        Certificate of Incorporation; Bylaws.    These provisions of our Certificate of Incorporation and our Bylaws include the following:

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  Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and has the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

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  Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors of approximately equal size, which is referred to as a classified board. Our directors are elected for three-year terms. Consequently only one-third of our directors are up for election in any given year. Our classified board, therefore, may make it more difficult for a shareholder to acquire immediate control of the Company and immediately remove the incumbent management through a proxy contest. Because the terms of only approximately one-third of the incumbent directors expire each year, at least two annual elections are required before a majority of our directors can be replaced. In distinction, if we had a non-classified board, a majority of our directors could theoretically be replaced at one annual meeting;

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  Our Certificate of Incorporation does not provide for cumulative voting for any purpose, and our Certificate of Incorporation also provides that any action required or permitted to be taken by stockholders may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting;

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  Certain transactions with interested stockholders (including any merger or consolidation, the sale, lease or exchange of all of substantially all assets, any issuance or transfer of any voting securities to in exchange for cash, assets or securities) must be approved by at least 75% of our outstanding voting stock, unless approved by not less than a majority of our disinterested directors;

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  When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and

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  An amendment of our Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of our Certificate of Incorporation, including provisions (a) concerning directors, (b) governing the purchase by the Company of our voting stock, (c) relating to considerations of the board of directions in evaluating acquisition proposals, (d) limiting business combinations with interested stockholders, (e) limiting our stockholders' ability to act by written consent, and (f) regarding amendment of the foregoing supermajority provisions of our Certificate of Incorporation. Our Bylaws may be amended only by vote of a majority of the board of directors.

        Tax Benefits Plan.    On September 12, 2012, the Company and the Bank entered into an Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, which the parties subsequently amended on April 3, 2014 and September 2, 2015 (as amended, the "Tax Benefits Plan"). The Tax

Benefits Plan replaced the Rights Agreement that the Company and the Bank entered into on September 17, 2002.

        The purpose of the Tax Benefits Plan is to protect the Company's ability to utilize certain tax assets, including its net operating losses, to offset future income. The Company's use of the tax benefits in the future could be significantly limited if it experiences an "ownership" change for U.S. federal income tax purposes. In general, an "ownership change" will occur if there is a cumulative change in the Company's ownership by so called "5-percent stockholders" (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

        The Tax Benefits Plan is designed to reduce the likelihood that the Company will experience an unsolicited ownership change by (a) discouraging any person or group from becoming a "5-percent stockholder" and (b) discouraging any existing "5-percent stockholder" from acquiring more than a specified number of additional shares of Company stock.

        While there is no guarantee that the Tax Benefits Plan will prevent the Company from experiencing an ownership change, it could have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. For a more complete description of the Tax Benefits Plan and the preferred stock purchase rights granted pursuant thereto, please see the summary contained in our most recent amendment to our Registration Statement on Form 8-A, filed with the SEC on September 4, 2015, which summary is incorporated in this prospectus by reference. See "Incorporation of Certain Information by Reference."

        Delaware Law.    As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an "interested stockholder" generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Banking Laws.    The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 and the regulations thereunder require any "bank holding company" (as defined in the Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring "control" of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. "Control" is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company's common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company's common stock, including pursuant to the Company's warrants to purchase the Company's common stock held by such holder, must be taken into account in calculating a stockholder's aggregate holdings of the Company's common stock.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series).

        As required by the Trust Indenture Act of 1939, as amended, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture to be entered into by and between us and Wells Fargo Bank, National Association, as trustee, or such other bank or trust company that we select to act as trustee. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s). The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

        Each prospectus supplement will specify the particular terms of the securities offered. These provisions may include, among other things and to the extent applicable, the following:

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  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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  any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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  the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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  whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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  whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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  the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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  if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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  whether the debt securities may be issuable in tranches;

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  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

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  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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  whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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  the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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  any restrictions, conditions or requirements for transfer of the debt securities; and

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  any other material terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

        The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

        The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

        Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

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  we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

        If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

        Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term "wholly-owned subsidiary" means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

        Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the principal amount of, or interest on, any debt securities;

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  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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  a change in the currency in which any payment on the debt securities is payable;

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  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

  •
  waive compliance by us with certain restrictive provisions of the indenture; and

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  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

        Unless we indicate otherwise in the applicable prospectus supplement, "event of default" under the indenture will mean, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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  our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the indenture relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a "Notice of Default" shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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  if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt; or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a "proceeding"; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under "Consolidation, Merger and Transfer of Assets;" or

  •
  any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

        Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

        The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer's knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

        The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee.

        The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and

  •
  no direction inconsistent with such written request has been given to the trustee under the indenture.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

        Satisfaction and Discharge of Indenture.    Unless otherwise indicated in the applicable prospectus supplement, if at any time,

  •
  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

  •
  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

  •
  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have irrevocably deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

        Defeasance and Covenant Defeasance.    Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

  •
  to defease and be discharged from all of our obligations with respect to such debt securities ("defeasance"), with certain exceptions described below; or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance").

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

  •
  we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

  •
  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

  •
  we must deliver to the trustee an officers' certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

        In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

        We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, is applicable.

Regarding the Trustee

        General.    From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

        Resignation or Removal of Trustee.    If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        Annual Trustee Report to Holders of Debt Securities.    The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

        Certificates and Opinions to Be Furnished to Trustee.    The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. We will issue each series of warrants under a separate warrant agreement and/or warrant certificate. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement and/or warrant certificate will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement and/or warrant certificate, which we will file with the SEC in connection with an issuance of any warrants.

        The applicable prospectus supplement will include some or all of the following information:

  •
  the title and specific designation of the warrants;

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  the aggregate number of warrants offered;

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  the amount of warrants outstanding, if any;

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  the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price or prices of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  provisions for changes to or adjustments in the exercise price of the warrants;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  the anti-dilution, redemption or call provisions of the warrants, if any;

  •
  if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other material terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

        The following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), and form of depositary receipt, which we will file with the SEC in connection with an issuance of depositary shares.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

Conversion or Exchange Rights

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus.

        Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

        The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the subscription rights, which we will file with the SEC in connection with an issuance of subscription rights.

        In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

  •
  the record date for stockholders entitled to receive the subscription rights;

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  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

  •
  the exercise price of the subscription rights;

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  whether the subscription rights are transferable;

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  the period during which the subscription rights may be exercised and when they will expire;

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  the steps required to exercise the subscription rights;

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  whether the subscription rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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  whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement.

        If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a fixed or varying number of shares of our common stock, preferred stock, depositary shares or debt securities at a future date or dates, which we refer to in this prospectus as "Stock Purchase Contracts." The price per share, and number of shares, of our common stock, preferred stock, depositary shares or debt securities may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders' obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as "Stock Purchase Units." The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. Any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units, which we will file with the SEC in connection with an issuance of the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or other securities, or any combination of such securities, including guarantees of any securities.

        A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in "at the market" equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

  •
  the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

        Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Nelson Mullins Riley & Scarborough LLP of Atlanta, Georgia. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal controls over financial reporting as of December 31, 2016, have been so incorporated in reliance on the report of Plante & Moran PLLC, independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.oldsecond.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Old Second Bancorp, Inc., 37 South River Street, Aurora, Illinois 60507, Attention: Corporate Secretary, telephone: (630) 892-0202.

        This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering as well as any filings after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information "furnished" rather than "filed" in accordance with SEC rules (unless otherwise indicated therein):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 13, 2017;

  •
  our Quarterly Report on Form 10-Q, filed with the SEC on May 8, 2017;

  •
  our Current Reports on Form 8-K filed on January 5, 2017, January 17, 2017, February 7, 2017, March 17, 2017, April 3, 2017, April 18, 2017, April 25, 2017, April 28, 2017, May 17, 2017, July 3, 2017 and July 18, 2017; and

  •
  the description of our common stock included in our Registration Statement on Form S-1 (SEC File No. 333-193424) filed with the SEC on January 17, 2014, as amended February 27, 2014, March 26, 2014 and April 1, 2014 and all amendments or reports filed for the purpose of updating such description and the description of preferred share purchase rights included in our most recent amendment to our Registration Statement on Form 8-A filed with the SEC on September 4, 2015 (SEC File No. 0-10537).

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Old Second Bancorp, Inc.
Attention: Corporate Secretary
37 South River Street
Aurora, Illinois 60507
Telephone number: (630) 892-0202

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses.

SEC Registration Fee	$13,908
Trustee Fees		*
Printing Expenses		*
Rating Agency Fees		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total		*

*
These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.    Indemnification of Directors and Officers

        Delaware Law.    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Certificate of Incorporation and Bylaws.    Article VIII of our Certificate of Incorporation provides that we shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify pursuant thereto. Section 8.8 of our Bylaws contains indemnification provisions substantially similar to Section 145 of the Delaware General Corporation Law.

        Liability Insurance.    We have obtained directors' and officers' liability insurance. The policy provides for coverage including prior acts and liabilities under the Securities Act, within the limits and subject to the limitations of such insurance.

Item 16.    Exhibits

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement.

1.2	*	Form of Placement Agent Agreement.

3.1		Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

3.2		Amended and Restated Bylaws of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

4.1		Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on September 13, 2012).

4.2		First Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated April 3, 2014 (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

4.3		Second Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated as of September 2, 2015 (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 4, 2015).

4.4		Form of Stock Certificate for Series B Fixed Rate Cumulative Perpetual Preferred Stock (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.5		Warrant to Purchase Shares of Common Stock, dated January 16, 2009 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.6		Specimen Common Stock Certificate of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 filed on January 17, 2014 (SEC File No. 333-193424)).

4.7		Indenture, dated as of December 15, 2016, between the Company and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on December 15, 2016)

4.8		First Supplemental Indenture, dated as of December 15, 2016, between the Company and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on December 15, 2016)

4.9		Form of 5.750% Fixed-to-Floating Rate Senior Notes due 2026 (included in Exhibit 4.8) (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on December 15, 2016)

4.10	*	Form of Certificate of Designations of Preferred Stock.

4.11	*	Form of Preferred Stock Certificate.

4.12	*	Form of Warrant and Warrant Certificate.

4.13		Form of Indenture.

Exhibit Number		Description of Exhibits
4.14	*	Form of Senior Debt Security.

4.15	*	Form of Subordinated Debt Security.

4.16	*	Form of Purchase Contract Agreement.

4.17	*	Form of Depositary Agreement and Depositary Receipt.

4.18	*	Form of Subscription Certificate.

4.19	*	Form of Subscription Agent Agreement.

4.20	*	Form of Unit Agreement and Unit Certificate.

5.1		Opinion of Nelson Mullins Riley & Scarborough LLP.

12.1		Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1		Consent of Plante & Moran, PLLC.

23.2		Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page to the registration statement).

25.1		Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.

*
To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, state of Illinois, on the 3rd day of August, 2017.

OLD SECOND BANCORP, INC.
By:	/s/ JAMES L. ECCHER James L. Eccher President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of James L. Eccher and Bradley S. Adams his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 3, 2017.

Signature	Title

/s/ WILLIAM B. SKOGLUND William B. Skoglund	Chairman of the Board and Director
/s/ JAMES L. ECCHER James L. Eccher	President, Chief Executive Officer and Director (principal executive officer)
/s/ BRADLEY S. ADAMS Bradley S. Adams	Executive Vice President, Chief Financial Officer (principal financial and accounting officer)
/s/ GARY COLLINS Gary Collins	Vice Chairman and Director

Signature	Title

/s/ EDWARD BONIFAS Edward Bonifas	Director
/s/ BARRY FINN Barry Finn	Director
/s/ WILLIAM KANE William Kane	Director
/s/ JOHN LADOWICZ John Ladowicz	Director
/s/ DUANE SUITS Duane Suits	Director
/s/ JAMES F. TAPSCOTT James F. Tapscott	Director
/s/ PATTI TEMPLE ROCKS Patti Temple Rocks	Director

EXHIBIT INDEX

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement.

1.2	*	Form of Placement Agent Agreement.

3.1		Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

3.2		Amended and Restated Bylaws of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

4.1		Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on September 13, 2012).

4.2		First Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated April 3, 2014 (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

4.3		Second Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated as of September 2, 2015 (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 4, 2015).

4.4		Form of Stock Certificate for Series B Fixed Rate Cumulative Perpetual Preferred Stock (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.5		Warrant to Purchase Shares of Common Stock, dated January 16, 2009 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.6		Specimen Common Stock Certificate of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 filed on January 17, 2014 (SEC File No. 333-193424)).

4.7		Indenture, dated as of December 15, 2016, between the Company and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on December 15, 2016).

4.8		First Supplemental Indenture, dated as of December 15, 2016, between the Company and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on December 15, 2016).

4.9		Form of 5.750% Fixed-to-Floating Rate Senior Notes due 2026 (included in Exhibit 4.8) (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on December 15, 2016).

4.10	*	Form of Certificate of Designations of Preferred Stock.

4.11	*	Form of Preferred Stock Certificate.

4.12	*	Form of Warrant and Warrant Certificate.

4.13		Form of Indenture.

Exhibit Number		Description of Exhibits
4.14	*	Form of Senior Debt Security.

4.15	*	Form of Subordinated Debt Security.

4.16	*	Form of Purchase Contract Agreement.

4.17	*	Form of Depositary Agreement and Depositary Receipt.

4.18	*	Form of Subscription Certificate.

4.19	*	Form of Subscription Agent Agreement.

4.20	*	Form of Unit Agreement and Unit Certificate.

5.1		Opinion of Nelson Mullins Riley & Scarborough LLP.

12.1		Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1		Consent of Plante & Moran, PLLC.

23.2		Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page to the registration statement).

25.1		Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a document incorporated by reference herein.